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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 14, 2000, relating to the Tenaska Georgia Partners, L.P. balance sheet as of December 31, 1999, and the related statements of operations, partners' deficit and cash flows for the year then ended, and to all references to our Firm included in or made a part of this Registration Statement on Form S-4.


ARTHUR ANDERSEN LLP


Omaha, Nebraska,
May 18, 2000